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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2008
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The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)
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Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The Company announced today that Alan H. Cohen, the Company’s Chairman of the Board and CEO, David I. Klapper, the Company’s Senior Executive Vice-President, and Larry J. Sablosky, the Company’s Senior Executive Vice-President, have each entered into separate Sales Plans with a brokerage firm under SEC Rule 10b5-1c pursuant to which Mr. Cohen, Mr. Klapper and Mr. Sablosky, or their affiliates, will sell, subject to predetermined minimum price conditions, up to an aggregate of 373,031, 301,009 and 196,000 shares, respectively, of the Company’s Class A Common Stock during the term of the Sales Plans.  Such sales, if made, would involve the conversion to shares of Class A Common Stock of 361,031 shares of the Company’s Class B Common Stock by Mr. Cohen, the conversion of 301,009 shares of the Company’s Class B Common Stock by Mr. Klapper and one of his affiliates, and the conversion of 176,000 shares of the Company’s Class B Common Stock by Mr. Sablosky and one of his affiliates.  Trading under the Sales Plans may occur from July 28, 2008, through and including October 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2008	The Finish Line, Inc.

	By:	/s/ Kevin S. Wampler
Kevin S. Wampler Executive Vice President, Chief Financial Officer and Assistant Secretary

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